Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated October 3, 2007
News Release
COMPANY CONTACT:
J. Brian Patsy
Chief Executive Officer
(513) 794-7100
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH ANNOUNCES EXECUTIVE MANAGEMENT CHANGES
Cincinnati, Ohio, October 3, 2007 -— Streamline Health Solutions, Inc. (NASDAQ: STRM) today announced a reorganization of its executive management team. William A. Geers, the Company’s Vice President of Product Development and Chief Operating Officer has announced his intent to establish his own consulting company and his employment with the Company terminated effective as of October 1, 2007. Mr. Geers has agreed to continue as a consultant to the Company through April 30, 2008 focusing on continued improvement in the Company’s client satisfaction performance.
The Company has determined that Mr. Geers will not be replaced and that other members of the Company’s management team will assume additional responsibilities. Gary Winzenread, Vice President of Product Strategy, has been appointed Vice President of Product Development and Strategy. Mr. Winzenread will be responsible for formulating the Company’s product direction and product architecture, in addition to driving product delivery. Joe Brown, Chief Information Officer, has been appointed Vice President of Client Services and will continue in his role as Chief Information Officer. Mr. Brown will be responsible for implementation services, customer support services, hosted services and information technology services.
J. Brian Patsy, President and Chief Executive Officer, commenting on the executive management changes said, “Bill has made significant contributions to Streamline Health over the past 11 years. He has been an integral part of our executive management team as we enhanced core solutions and expanded our focus toward workflow and business process management initiatives. During this period, Bill was instrumental in significantly improving the Company’s client satisfaction index as published by a national healthcare software vendor performance indication service. I’m sure that Bill’s passion for exceptional customer service will serve him well in his new endeavor.”
In commenting on his departure, Bill Geers said, “It has been an extremely rewarding experience for me to serve Streamline Health and work with its quality people and prestigious customers. I am very optimistic about the Company’s future; however, it has been a desire of mine to establish my own consulting company to help similar organizations provide exceptional customer service. I am looking forward to this new challenge, as well as the opportunity to work with Streamline Health in a different capacity.”
About Streamline Health Solutions, Inc.
Streamline Health is a leading supplier of workflow and document management tools, applications and services that enable strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization.  The Company provides integrated technology

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solutions for automating document-intensive environments, including document workflow, document management, e-forms, portal connectivity, optical character recognition (OCR), and interoperability.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access.  For additional information, visit our website at www.streamlinehealth.net.
“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties.  The forward-looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein.  These risks and uncertainties include, but are not limited to, the timing of the closing of contracts and the timing of the subsequent revenue recognition related thereto ,the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof.  The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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